UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

Diego Pellicer Worldwide, Inc.

(Exact name of registrant as specified in its charter)

aware	333-189731	33-1223037
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9030 Seward Park Ave S. #501, Seattle, WA 98118

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 900-3799

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2018, as a result of the resignation of Stephan L. Norris from the Board of Directors of the Corporation on January 18, 2018, and pursuant to Article III, Section 8 of the Bylaws of the Corporation, the Company Management has nominated Nello Gontfiantini, currently serving as the Corporation’s Chief Strategy Officer, to fill this Board vacancy until his successor is duly elected and qualified.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Copy of Board Resolution, dated March 8, 2018.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIEGO PELLICER WORLDWIDE, INC.

By:	/s/ Ron Throgmartin
Ron Throgmartin
President and Chief Executive Officer

Dated: April 4, 2018